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                                                                    EXHIBIT C(7)

SALOMON SMITH BARNEY INC.                 BANC OF AMERICA SECURITIES LLC
399 PARK AVENUE                           100 NORTH TRYON STREET
NEW YORK, NEW YORK  10043                 CHARLOTTE, NORTH CAROLINA 28255


                                                                   July 27, 2000




Pac Packaging Acquisition Corporation
900 Commerce Drive
Oak Brook, Illinois 60523

Berkshire Partners LLC
One Boston Place
Boston, Massachusetts 02108



                            United States Can Company
                            Senior Subordinated Notes
                                Engagement Letter


Ladies and Gentlemen:

Berkshire Partners LLC ("Financial Buyer") and its affiliate, Pac Packaging Acquisition Corporation ("Transitory Corp."), have advised Citicorp North America, Inc. ("Citi/SSB"), Salomon Smith Barney Inc. ("SSBI") and Banc of America Securities LLC ("BAS") and Bank of America Bridge LLC, ("BAB") that United States Can Company ("Borrower"), a wholly-owned subsidiary of U.S. Can Corporation (the "Recapitalized Company"), desires to establish the Senior Secured Facility and the Senior Subordinated Facility, the proceeds of which would be used to finance the Transactions described in the related transaction description (the "Transaction Description"). Pursuant to the Commitment Letter dated July 27, 2000 (the "Commitment Letter") among Citi/SSB, SSBI, BAS and BAB and Financial Buyer and Transitory Corp., Citi/SSB and BAB have committed to provide the full principal amount of the Senior Subordinated Facility. In addition, the Financial Buyer and Transitory Corp. desire to engage SSBI and BAS (collectively, the "Agents"), on the terms set forth in this Engagement Letter, to arrange the Proposed Financing (as defined below).

Capitalized terms used in this Engagement Letter but not defined herein shall have the meanings given to them in the Commitment Letter.

If the transactions described above do not occur, but Financial Buyer or Transitory Corp. or any affiliate thereof acquires a controlling interest in the Recapitalized Company or a majority of its assets, determined on a consolidated basis, within 12 months of the date hereof, such other acquisition shall be deemed to be the Recapitalization.

Accordingly, the parties hereto agree as follows:

1. Engagement of SSBI and BAS. Financial Buyer and Transitory Corp. hereby engage the Agents to provide to Financial Buyer, Transitory Corp., Recapitalized Company and the Borrower such capital markets and other




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financial advisory services in connection with the Recapitalization, including the financing and refinancing thereof, as Financial Buyer, Transitory Corp., Recapitalized Company and the Borrower may reasonably request, and Financial Buyer and Transitory Corp. shall engage the Agents to be the exclusive underwriters of, or exclusive placement agents for, or exclusive initial purchaser of, any public or private offering of debt or other securities ("Securities") by the Recapitalized Company and/or Borrower in connection with financing the Recapitalization, or refinancing the Senior Subordinated Facility (any such offering being an "Offering"), whether completed before, on or after the closing date of the Recapitalization (the "Closing Date"), including, but not limited to, the contemplated issuance by the Borrower of Senior Subordinated Notes in an aggregate principal amount in lieu of, or sufficient to refinance, the Senior Subordinated Facility or the Commitment relating thereto or such lesser amounts as may be specified by the Agents (the "Proposed Financing"). Notwithstanding the foregoing, the Agents reserve the right not to participate in any Offering, and the foregoing is not an agreement by the Agents to underwrite, place or purchase any Securities or otherwise provide any financing. In connection with any Offering in which the Agents elect to participate, the Recapitalized Company and the Borrower shall enter into an underwriting agreement, placement agency agreement or purchase agreement, as applicable, with the Agents, which agreement shall be consistent with this Engagement Letter and otherwise in a mutually acceptable form.

Financial Buyer and Transitory Corp. shall cause the Recapitalized Company and/or Borrower to accept any bona fide offer by Citi/SSB to provide, arrange or purchase the Proposed Financing, provided, that (i) the interest rate (whether floating or fixed) shall be determined by Citi/SSB in light of then prevailing market conditions but in no event shall the weighted average interest rate or effective interest rate exceed 15% (of which 14% shall be cash pay) and (ii) the terms of such bona fide offer shall include (a) any warrants to purchase stock of Recapitalized Company placed in escrow pursuant to and subject to the terms of the Commitment Letter and (b) any rights to acquire additional equity of Recapitalized Company, all pursuant to and subject to the terms of the Commitment Letter. Except as otherwise set forth above, the Senior Subordinated Notes shall have such form, term, security, guarantees, covenants, default and subordination provisions and other terms as are customary, all as determined, in consultation with Financial Buyer and Transitory Corp., by Citi/SSB in its sole discretion.

It is currently expected that the Proposed Financing will be consummated on or prior to the Closing Date. Financial Buyer and Transitory Corp. agree to market and issue the Senior Subordinated Notes as soon as practicable, including any time prior to or following the closing of the Recapitalization as requested by Citi/SSB. If the Senior Subordinated Notes are issued prior to the closing of the Recapitalization, the net proceeds therefrom will be held in escrow and released, subject to the conditions set forth in the Commitment Letter, to the Borrower on the Closing Date. The Recapitalized Company will continue the preparation of a Registration Statement or a Rule 144A Offering Memorandum, as applicable, relating to the Proposed Financing, and will keep such documentation updated until all the Securities have been sold by the Agents. The senior management of the Recapitalized Company will participate in customary road shows and rating agency presentations from time to time as requested by Citi/SSB.

Financial Buyer and Transitory Corp. each agree that it shall cause Recapitalized Company and the Borrower not to issue or incur any material debt or similar obligations (other than the Proposed Financing) until the Commitments under the Commitment Letter have terminated.

2. Matters Relating to Engagement. Financial Buyer and Transitory Corp. each acknowledges that the Agents have been engaged solely to provide the services set forth in this Engagement Letter and in the related Commitment Letter dated of even date herewith. In rendering such services, the Agents shall act as an independent contractor, and any duties of the Agents arising out of their engagement hereunder shall be owed solely to Financial Buyer and Transitory Corp. SSBI shall be sole book running manager and joint-lead manager with respect to any Offering, and as compensation for such services shall be entitled to 80% of the economics related to the Offering including the Underwriting and Alternate Transaction Fees. BAS shall serve as joint-lead manager with respect to any Offering, and as compensation for such services shall be entitled to 20% of the economics related to the Offering including the Underwriting and Alternate Transaction Fees. Such allocation of economics may be adjusted with prior the approval of both of the Agents to reflect diminution in the economics of the Agents associated with any selldown of bridge loans made pursuant to the Commitment Letter.

Financial Buyer and Transitory Corp. each acknowledges that each of SSBI and BAS is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial



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advisory services. In the ordinary course of trading and brokerage activities,
SSBI, BAS and their respective affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of entities that may be involved in the transactions contemplated hereby. SSBI and BAS recognize their responsibility for compliance with federal securities laws in connection with such activities.

3. Termination. This Engagement Letter may be terminated by either Agent (with respect only to such terminating Agent's agreement hereunder) at any time upon 10 days' prior written notice to Financial Buyer and Transitory Corp. This Engagement Letter may be terminated by Financial Buyer and Transitory Corp. upon 10 days' prior written notice to the Agents after the earlier of (a) the day that is 12 months after the Closing Date (the "Payment Date"), (b) repayment in full of the Senior Subordinated Facility and (c) the Closing Date if the Proposed Financing is consummated in an amount equal to or greater than the Agents' Commitment under the Senior Subordinated Facility (in which case no such notice need be given to the Agents). Upon any termination of this Engagement Letter, the obligations of the parties hereunder shall terminate, except for their obligations under Sections 3, 4, 5(b), 5(d) and 8 and except, in the event only one of the Agents terminates this Engagement Letter, for the obligations of the Financial Buyer and Transitory Corp. and the other Agent to each other.

4. Indemnification. Financial Buyer and Transitory Corp., jointly and severally, shall indemnify and hold harmless SSBI, Citi/SSB, BAS, BAB and the other Indemnified Persons referred to therein to the extent set forth in Annex I hereto to the extent set forth therein, which annex is incorporated by reference herein and constitutes a part hereof.

5.      Fees and Expenses.

        (a) Underwriting Fee. In any Offering that is consummated before termination of this Engagement Letter and in which SSBI and BAS act as underwriters, placement agents or initial purchasers, Recapitalized Company shall (or shall cause the Borrower to) pay aggregate underwriters' or initial purchasers' discounts, or placement agency fees, as applicable, equal to 2.75% of the gross proceeds of such Offering (the "Underwriting Fee"), payable at the closing of such Offering out of the proceeds thereof. Notwithstanding the foregoing, if the Offering involves securities other than senior subordinated notes, the Underwriting Fee shall be a percentage of the gross proceeds that is customary for offerings of such other security. In connection with any such Offering, SSBI shall be sole book running manager and joint-lead manager and BAS shall be joint-lead manager and shall share fees pursuant to the economics split set forth in Section 2 above.

        (b) Alternate Transaction Fee. If Financial Buyer, Transitory Corp. or any affiliate thereof consummates the Recapitalization without the Agents acting as sole and exclusive arranger and/or provider of the senior subordinated financing, notwithstanding a willingness on the part of the Agents to provide or arrange the senior subordinated financing for such transaction, Recapitalized Company shall (or shall cause the Borrower to) pay to the Agents on the date of the consummation of such transaction for their services hereunder a cash fee (the "Alternate Transaction Fee") equal to 2.75% of the aggregate principal amount outstanding of any senior subordinated debt or subordinated debt financing of Recapitalized Company or the Borrower issued on or about such date in lieu of the Proposed Financing. The Agents shall share the Alternate Transaction Fee, if any, pursuant to the economics split set forth in Section 2 above.

        (c) Expenses. Upon consummation of the Recapitalization, Recapitalized Company shall, or shall cause the Borrower to, reimburse the Agents promptly upon request for all their reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, disbursements and other charges of legal counsel) incurred in connection with the preparation of the Predecessor Letter referred to below or this Engagement Letter or any of the transactions contemplated hereby or thereby, whether or not any Securities are issued, offered or sold, provided that, each Agent shall be responsible for its own road-show costs and the Agents shall be responsible for the fees and expenses of the Agents' counsel) incurred in connection with any Offering in which the Agents participate. Recapitalized Company and the Borrower shall be responsible for all printing costs, filing fees and "blue-sky" fees and expenses.

The obligation of each of Financial Buyer, Transitory Corp., Recapitalized Company and the Borrower to pay each such fee shall be absolute and unconditional and shall not be subject to reduction by way of set-off or counterclaim.




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

6. Disclosure. In connection with its engagement hereunder, the Agents shall assist Recapitalized Company and the Borrower in preparing a prospectus, offering circular, private placement memorandum or other document to be used in connection with each Offering in which the Agents participate (the "Offering Document"). Recapitalized Company and the Borrower shall furnish the Agents with all financial and other information concerning Recapitalized Company, the Borrower, the Recapitalized Company and related matters (the "Information") which the Agents may reasonably request for inclusion in any Offering Document or otherwise. The Agents may rely, without independent verification, upon the accuracy and completeness of the Information and any Offering Document, and the Agents do not assume any responsibility therefor.

The Agents may (subject to paragraph 7(a) below) share any Offering Document, the Information and any other information or matters relating to Recapitalized Company, the Borrower, any assets to be acquired or the transactions contemplated hereby with their respective affiliates, and such affiliates may likewise share information relating to Recapitalized Company, the Borrower, the Recapitalization, such assets or such transaction with the Agents.

7.      Confidentiality.

        (a) The Agents shall use all information provided to it by or on behalf of Financial Buyer, Transitory Corp. or the Recapitalized Company solely for the purpose of providing the services that are the subject of this Engagement Letter and shall treat all such information confidentially, provided that nothing herein shall prevent the Agents from disclosing any such information (with a request for confidential treatment in the case of clause (i) or (ii), if available) (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (ii) upon the request or demand of any regulatory authority having jurisdiction over the Agents or any of their respective affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Agents, or (iv) to their respective affiliates or their officers, directors, affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information.

        (b) Each of Financial Buyer and Transitory Corp. will not disclose this Engagement Letter, the contents hereof or the activities of the Agents pursuant hereto to any person without the prior written approval of each Agent, except that Financial Buyer, Transitory Corp. or the Recapitalized Company may disclose this Engagement Letter and the contents hereof (i) to their respective officers, directors, employees, attorneys and advisors on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory legal process. The provisions contained in this paragraph 7 shall remain in full force and effect notwithstanding the termination of this Engagement Letter.

8. Governing Law and Submission to Jurisdiction. This Engagement Letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. FINANCIAL BUYER, TRANSITORY CORP. AND THE AGENTS IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS ENGAGEMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

Each of Financial Buyer and Transitory Corp. irrevocably and unconditionally submits to the nonexclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Engagement Letter. Service of any process, summons, notice or document by registered mail addressed to Financial Buyer, Transitory Corp. or the Recapitalized Company, as applicable, shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of Financial Buyer and Transitory Corp. irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction Financial Buyer, Transitory Corp. or the Recapitalized Company, as applicable, are or may be subject, by suit upon judgment.




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9.      Termination of Obligations. To the extent that Transitory Corp. assumes
Financial Buyer's obligations in connection with closing the Recapitalization, the obligations of the Financial Buyer hereunder shall terminate.

10. Miscellaneous. This Engagement Letter contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto, including without limitation the Engagement Letter dated June 1, 2000 (the "Predecessor Letter"). This Engagement Letter may not be amended or modified except by a writing executed by each of the parties hereto. Section and paragraph headings herein are for convenience only and are not a part of this Engagement Letter. This Engagement Letter is solely for the benefit of Financial Buyer, Transitory Corp. and the Recapitalized Company and the Agents, and no other person (except for Indemnified Persons, to the extent set forth in Annex I hereto) shall acquire or have any rights under or by virtue of this Engagement Letter. This Engagement Letter is not intended to create a fiduciary relationship among the parties hereto. This Engagement Letter and each Agent's engagement hereunder may not be assigned by Financial Buyer or Transitory Corp. without such Agent's prior written consent.

If any term, provision, covenant or restriction contained in this Engagement Letter is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Financial Buyer and Transitory Corp. and the Agents shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

This Engagement Letter may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Engagement Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.





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Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Engagement Letter and returning it to us at or before 11:00 p.m. (New York City time) on July 27, 2000.

If you elect to deliver this Engagement Letter by fax, please arrange for the executed original to follow by next-day courier.

                                   Very truly yours,

                                   SALOMON SMITH BARNEY INC.


                                   By: /s/ David J. Wirdnam
                                       --------------------------------
                                   Name: David J. Wirdnam
                                        -------------------------------
                                   Title: Director
                                         ------------------------------

                                   BANC OF AMERICA SECURITIES LLC


                                   By: /s/ William A. Bowen Jr.
                                       --------------------------------
                                   Name: William A. Bowen Jr.
                                        -------------------------------
                                   Title: Managing Director
                                         ------------------------------



Accepted and agreed to as of July 27, 2000:

BERKSHIRE PARTNERS LLC


By: /s/ Richard K. Lubin
   -------------------------------------
Name:  /s/ Richard K. Lubin
      ----------------------------------
Title: Managing Director
       ---------------------------------

PAC PACKAGING ACQUISITION CORPORATION


By: /s/ Paul W. Jones
   -------------------------------------
Name:  Paul W. Jones
      ----------------------------------
Title: President
       ---------------------------------






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CONFIDENTIAL                                                             ANNEX I
July 27, 2000                                           to the Engagement Letter


                            United States Can Company
                            Senior Subordinated Notes
                                 Indemnification


All capitalized terms used herein but not defined herein shall have the meanings provided in the Engagement Letter to which this Annex I is attached (the "Engagement Letter").

In connection with the Agents' engagement to render financial advisory and investment banking services to Financial Buyer, Transitory Corp. and the Recapitalized Company in connection with the proposed loans to, and offering of debt securities by, Recapitalized Company and/or Borrower, including modifications or future additions to such engagement and related activities before the date of the Engagement Letter, Financial Buyer and Transitory Corp., jointly and severally, will indemnify and hold harmless the Agents, their affiliates, and their respective directors, officers, agents, advisors or employees (hereinafter collectively, the "Indemnified Persons"), to the full extent lawful, from and against, and the Indemnified Persons shall have no liability to Financial Buyer, Transitory Corp. and the Recapitalized Company, their affiliates or their respective officers, directors, employees, advisors, agents (collectively, the "Representatives"), creditors or security holders for, any damages, losses, expenses, claims or proceedings including shareholder actions (collectively, "losses") (i) related to or arising out of (A) oral or written information provided by Financial Buyer, Transitory Corp. or the Recapitalized Company, which either Financial Buyer, Transitory Corp. or the Recapitalized Company or any Indemnified Person provides to any actual or potential buyers, sellers, investors or offerees, or (B) other action or failure to act by Financial Buyer, Transitory Corp. or the Recapitalized Company or any Representative or by any Indemnified Person at the request or with the consent of Financial Buyer, Transitory Corp. or the Recapitalized Company or any Representative, or (ii) otherwise related to or arising out of such engagement or any transaction or conduct in connection therewith, (including, without limitation, in connection with any action, suit or proceeding (except that this clause (ii) shall not apply with respect to any losses resulting from such Indemnified Person's bad faith or gross negligence).

If the foregoing indemnity is unavailable to the Indemnified Person for any reason (other than as provided in the immediately preceding paragraph), Financial Buyer and Transitory Corp. will contribute to any claims, damages, liabilities or expenses related to or arising out of such engagement or any transaction or conduct in connection therewith. For such losses referred to in clause (i) of the immediately preceding paragraph, each of Financial Buyer and Transitory Corp., on the one hand, and the Agents, on the other, shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Indemnified Persons and by Financial Buyer and Transitory Corp. from the actual or proposed transaction giving rise to such engagement; provided, that the Indemnified Persons' aggregate contribution to the amount paid or payable under this paragraph shall not exceed the aggregate amount of the fees actually received by the Agents under the Engagement Letter. For any other losses, or for losses referred to in clause (i) of the first paragraph hereof if the allocation provided by the immediately preceding sentence is unavailable for any reason, each of Financial Buyer and Transitory Corp. and the Agents shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of them in connection with the statements, omissions or other conduct which resulted in such losses, as well as any other relevant equitable considerations; provided, the Indemnified Persons' aggregate contribution to the amount paid or payable under this paragraph shall not exceed the aggregate amount of the fees actually received by the Agents under the Engagement Letter. Benefits received (or anticipated to be received) by Financial Buyer and Transitory Corp. and its affiliates shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, exchangeable, issuable or transferable in such transaction or proposed transaction, and benefits received by any Indemnified Person (or anticipated to be received) shall be deemed to be equal to the compensation payable by Financial Buyer, Transitory Corp. or the Recapitalized Company to such Indemnified Person in connection with such engagement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by Financial Buyer, Transitory Corp. or the Recapitalized Company or other conduct by Financial Buyer, Transitory Corp. or the Recapitalized Company (or any Representative) or by an Indemnified Person at the request or with the consent of Financial Buyer, Transitory Corp. or the Recapitalized Company or any

Representative, on the one hand, or by an Indemnified Person (other than at the request or with the consent of Financial Buyer, Transitory Corp. or the Recapitalized Company or any Representative) on the other hand. The Indemnified Persons and Financial Buyer and Transitory Corp. agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

Financial Buyer, Transitory Corp. or the Recapitalized Company will not, without the prior written consent of the Agents, settle or compromise or consent to the entry of any judgment in any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not any Indemnified Person is a party to such claim or proceeding) unless such settlement (a) includes a provision unconditionally releasing each Indemnified Person from and holding each Indemnified Person harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. Financial Buyer, Transitory Corp. or the Recapitalized Company will not be liable in respect of any settlement effected without its consent, which consent will not be unreasonably withheld, will also promptly reimburse each Indemnified Person for all expenses (including counsel fees and expenses) as they are incurred by the Indemnified Persons in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party to such claim or proceeding) or in enforcing the Engagement Letter.

If any action, suit, proceeding or investigation is commenced as to which an Indemnified Person proposes to demand indemnification, such Indemnified Person shall notify Financial Buyer and Transitory Corp. with reasonable promptness; provided, that any failure by such Indemnified Person to notify Financial Buyer and Transitory Corp. shall not relieve Financial Buyer and Transitory Corp. from its obligations hereunder (except, with respect to Financial Buyer's and Transitory Corp.'s obligations under the second paragraph hereof, to the extent that Financial Buyer and Transitory Corp. are prejudiced by such failure to promptly notify). Financial Buyer and Transitory Corp. shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonable satisfactory to the Indemnified Persons. Each Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (a) Financial Buyer and Transitory Corp. have failed to promptly assume the defense and employ counsel reasonably satisfactory to such Indemnified Person in accordance with the preceding sentence, or (b) such Indemnified Person shall have been advised by counsel that there exists an actual or potential conflict of interests between or among Financial Buyer and Transitory Corp. and such Indemnified Person, including a situation in which one or more legal defenses may be available to such Indemnified Person that are inconsistent with those available to Financial Buyer and Transitory Corp. (in which case Financial Buyer and Transitory Corp. shall not be entitled to assume the defense of such action, suit or investigation on behalf of such Indemnified Person); provided, that Financial Buyer and Transitory Corp. shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceeding arising out of the same general allegations which does not give rise to any actual or potential conflict among the Indemnified Persons, be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Financial Buyer and Transitory Corp. and any counsel designated by Financial Buyer and Transitory Corp.

 The foregoing shall be in addition to any rights that the Indemnified Persons may have at common law or otherwise.

This Indemnification shall remain in full force and effect following the completion or termination of such engagement.





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

                          FIRST AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


         THIS FIRST AMENDMENT, dated as of June 28, 2000, is by and between U.S. Can Corporation, a Delaware corporation (the "Company") and Pac Packaging Acquisition Corporation, a Delaware corporation ("Newco"), and amends the Agreement and Plan of Merger, dated as of June 1, 2000, by and between the Company and Newco (the "Merger Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to those terms in the Merger Agreement.

         In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. Amendment to Establish Schedule I. The Merger Agreement shall be and hereby is amended as follows:

                  a. The first line of the fifth recital in the Merger Agreement is amended by deleting the words "to be".

                  b. Section 2.1(c) of the Merger Agreement is amended by deleting the first three sentences thereof, such that
                           Section 2.1(c) will begin with the words "(c) At the Effective Time,".

                  c. Section 3.20 of the Merger Agreement is amended by deleting the words "Bank of America, N.A., other lenders which participate with any or all of the foregoing persons in the Transactions," and by replacing those words with the following:
                           "Lennoxville Investments, Inc., Empire Investments, S.A.,".

                  d. Section 8.3 of the Merger Agreement is amended by deleting the words "; provided, however that the addition of the definitive Schedule I contemplated by
                           Section 2.1(c) shall not require any authorization or approval of the Special Committee".

                  e. Schedule I to the Merger Agreement is amended by deleting the Schedule I attached to the Merger Agreement and replacing it with the Schedule I attached to this Amendment.

         2. Amendment to Company Disclosure Schedule. The Company Disclosure Schedule shall be and hereby is amended by adding thereto the Addendum to Company Disclosure Schedule attached hereto.

         3. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same amendment.

         4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         5. Titles. The Section captions in this Amendment are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         6. Effectiveness of Merger Agreement. Except as expressly set forth herein, the Merger Agreement is not modified, amended, released or otherwise affected by this Amendment.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                              U.S. CAN CORPORATION


                              By: /s/ Paul W. Jones
                                 -----------------------------------------------
                                     Name: Paul W. Jones
                                     Title: Chairman and Chief Executive Officer


                              PAC PACKAGING ACQUISITION CORPORATION


                              By: /s/ Richard K. Lubin
                                 -----------------------------------------------
                                     Name: Richard K. Lubin
                                     Title: Senior Vice President